Exhibit 99.2

AMERI HOLDINGS ANNOUNCES PRICING OF $1.725 MILLION REGISTERED DIRECT OFFERING PRICED AT-THE-MARKET

ATLANTA, GA - (June 3, 2020) – AMERI Holdings, Inc. (NASDAQ: AMRH) (the “Company”), today announced that it has entered into a securities purchase agreement with institutional investors to purchase approximately $1.725 million of its common shares in a registered direct offering priced at-the-market under Nasdaq rules.

Under the terms of the securities purchase agreement, Ameri Holdings has agreed to sell approximately 862,500 common shares. The gross proceeds to the Company from the registered direct offering is expected to be approximately $1.725 million before deducting fees and other estimated offering expenses. The registered direct offering is expected to close on or about June 5, 2020, subject to the satisfaction of customary closing conditions.

Palladium Capital Group, LLC acted as a Financial Advisor on the offering.

The common shares and pre-funded warrants are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-233260) previously filed and declared effective by the Securities and Exchange Commission (SEC).

No Offer or Solicitation

This press release does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release also does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Ameri100

Ameri is a specialized SAP® cloud, digital and enterprise solutions company that provides SAP® services to customers worldwide. Headquartered in Suwanee, Georgia, Ameri has offices in the U.S. and Canada. The Company also has global delivery centers in India. With its bespoke engagement model, Ameri delivers transformational value to its clients across industry verticals. For further information, visit www.ameri100.com

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On January 10, 2020, Ameri entered into an Amalgamation Agreement (the “Merger Agreement”) with Jay Pharma, Jay Pharma Merger Sub, Inc., a company organized under the laws of Canada and a wholly-owned subsidiary of Ameri (“Merger Sub”), 1236567 B.C. Unlimited Liability Company, a company organized under the laws of British Columbia and a wholly-owned subsidiary of Ameri (“ExchangeCo”), and Barry Kostiner, as the Ameri representative, pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Amalgamation Agreement, including, but not limited to, the approval of the proposed transaction by the shareholders of each of Ameri and Jay Pharma, Merger Sub and Jay Pharma will be amalgamated and will continue as one corporation, which shall become a direct wholly-owned subsidiary of ExchangeCo and an indirect wholly-owned subsidiary of Ameri (the “Amalgamation”). In connection with the Amalgamation, Ameri intends to sell substantially all of its current assets, change its name to Jay Pharma and Jay Pharma’s business is intended to become the sole business of the combined company following this transaction.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “ expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. More particularly and without limitation, this news release contains forward-looking statements and information concerning the Amalgamation. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the Amalgamation will be consummated or that the parties other plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific that contribute to the possibility that the predictions, estimates, forecasts, projections and other forward-looking statements will not occur.

The forward-looking statements contained in this press release are made as of the date of this press release. Except as required by law, Ameri disclaims any intention and assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Ameri undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect of the matters discussed above.

Corporate Contact:

Barry Kostiner, Chief Financial Officer

IR@ameri100.com

Ameri Holdings Investor Relations Contact:

Sanjay M. Hurry

LHA Investor Relations

(212) 838-3777

IR@ameri100.com

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